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                                                              EXHIBIT 1.A.(5)(d)



                      MERRILL LYNCH LIFE INSURANCE COMPANY
                      Home Office:  Little Rock, Arkansas
                    Administrative Office:  P.O. Box 44223,
                       Jacksonville, Florida,  32231-4223
                                 1-800-535-5549





                              COMPANY NAME CHANGE
                                  ENDORSEMENT



                 Effective ___________________________, Tandem Insurance
Group, Inc. merged into Merrill Lynch Life Insurance Company. Merrill Lynch Life Insurance Company is the surviving company. Accordingly, all references in the policy to the name Tandem Insurance Group, Inc. are replaced with the name Merrill Lynch Life Insurance Company as of such date.

                 All other provisions of the policy remain unchanged.





                                 ------------------------------
                                            Secretary





IMPORTANT:       This endorsement becomes a part of your policy.  It should be attached to and kept with your policy.